UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2021

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759			65-0949535
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.10 per share	VGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Operating Statistics
Vector Group Ltd. (NYSE:VGR) (the “Company”) reports the following preliminary operating statistics of its Tobacco and Real Estate segments to investors. The information is preliminary, based solely upon currently available information, and subject to completion of financial and operating closing procedures as of and for the fiscal quarter and year ended December 31, 2020. As a result, the Company’s actual operating statistics and results may vary materially from the information included below. Accordingly, you should not place undue reliance on this preliminary information. All of this information constitutes “forward-looking statements” as described in “Additional Information” below. See “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, for additional information regarding factors that could result in differences between the preliminary information presented below and the operating statistics the Company will ultimately report as of and for the fiscal quarter and year ended December 31, 2020.

The Company’s independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed or performed any procedures with respect to this preliminary information and, accordingly, does not express an opinion or any other form of assurance with respect to this data.
Tobacco segment

For the fourth quarter of 2020, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.12 billion units compared to 2.07 billion units for the fourth quarter of 2019. For the year ended December 31, 2020, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 9.16 billion units compared to 8.97 billion for the year ended December 31, 2019.

For the fourth quarter of 2020, Eagle 20’s represented 61% of Liggett’s total volume, compared to 61% for the comparable 2019 period. For the fourth quarter of 2020, Pyramid represented 22% of Liggett’s total volume, compared to 24% for the comparable 2019 period.

For the year ended December 31, 2020, Eagle 20’s represented 62% of Liggett’s total volume, compared to 60% for the comparable 2019 period. For the year ended December 31, 2020, Pyramid represented 23% of Liggett’s total volume, compared to 26% for the comparable 2019 period.

Real estate segment

For the fourth quarter of 2020, New Valley's subsidiary, Douglas Elliman Realty LLC, currently estimates preliminary closed sales of approximately $9.8 billion compared to approximately $6.6 billion for the fourth quarter of 2019. For the year ended December 31, 2020, Douglas Elliman Realty LLC currently estimates preliminary closed sales of approximately $28.5 billion compared to approximately $28.8 billion for the year ended December 31, 2019.

Beginning in April 2020, as a response to the impact of the COVID-19 pandemic, the Company made significant operating adjustments at Douglas Elliman Realty LLC, including a reduction of personnel of approximately 25% and reductions of other administrative expenses, as well as a reduction, deferral or elimination of certain office lease expenses. Despite increases in expenses in the fourth quarter of 2020 as business improved, Douglas Elliman Realty LLC operated at a lower cost basis for the fourth quarter and year ended December 31, 2020 compared to the fourth quarter and year ended December 31, 2019.

Senior Secured Notes Offering

On January 11, 2021, Vector Group Ltd. announced that it is commencing an offer to issue and sell $850 million aggregate principal amount of senior secured notes due 2029 (the “Notes”). There can be no assurance that the offering will be priced or completed.

The Notes will be fully and unconditionally guaranteed on a joint and several basis by all of the wholly owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette business, which subsidiaries, as of the issuance date of the Notes, are also guarantors under the Company’s outstanding 10.500% senior notes due 2026. The Notes will not be guaranteed by New Valley LLC, or any of the Company’s subsidiaries engaged in real estate business conducted through New Valley LLC. The guarantees provided by certain of the subsidiary guarantors will be secured by first priority or second priority security interests in certain collateral of such guarantors.

The Company intends to use the net cash proceeds from the offering of the Notes, together with cash on hand, to redeem all of the Company’s outstanding 6.125% senior secured notes due 2025 (the “2025 Secured Notes”), including accrued interest and any premium thereon, and to pay fees and expenses in connection with the offering of the Notes and the redemption of the 2025 Secured Notes. As of December 31, 2020, the outstanding principal amount of the 2025 Secured Notes was $850 million. The Company has previously announced its intention to redeem its 2025 Secured Notes with a redemption date of February 1, 2021, conditional on closing of a refinancing transaction in a principal amount of at least $850 million through one or more offerings of debt securities.

The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws. There will be no registration rights associated with the Notes.

This report does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any security, and there will not be any offer, solicitation or sale of the Notes or any other security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

A copy of the press release related to the commencement of the Notes offering is attached as Exhibit 99.1 and is incorporated herein by reference.

The Company has also prepared materials for presentations to investors. The materials are furnished (not filed) as Exhibit 99.2 to this Current Report on Form 8-K pursuant to Regulation FD.

Additional Information

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains forward-looking statements, which involve risk and uncertainties. The words “believe,” “expect,” “estimate,” “may,” “will,” “could,” “plan,” or “continue” and similar expressions are intended to identify forward-looking statements. The Company’s actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the Company’s Form 10-Q for the quarterly periods ended March 31, 2020 and September 30, 2020. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to (and expressly disclaims any obligation to) revise or update any forward-looking statement, whether as a result of new information, subsequent events, or otherwise (except as may be required by law), in order to reflect any event or circumstance which may arise after the date of this Current Report on Form 8-K.

Non-GAAP Financial Measures

In Exhibit 99.2, the Company uses financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP financial measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the non-GAAP financial measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses the non-GAAP financial measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance and the operating performance of the Company’s business. While management considers the non-GAAP financial measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the non-GAAP financial measures are susceptible to varying calculations and the Company’s measurement of the non-GAAP financial measures may not be comparable to those of other companies. A reconciliation of certain non-GAAP measures used in this presentation, including Adjusted EBITDA attributed to Vector Group Ltd. to GAAP net income, is included in the appendix of the presentation in Exhibit 99.2. Please also refer to the Company’s Current Reports on Form 8-K, filed with the SEC on October 2, 2015, November 15, 2016, June 14, 2018, September 28, 2018, February 28, 2019, May 3, 2019, October 4, 2019, February 19, 2020, February 28, 2020, March 10, 2020, May 8, 2020, May 18 2020, May 29, 2020, August 6, 2020 and November 4, 2020 for information, including cautionary and explanatory language, relating to Non-GAAP Financial Measures in the presentation in Exhibit 99.2 labeled “Adjusted.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is included with this report and is being furnished solely for purposes of Item 7.01 of this Form 8-K:

Exhibit No.	Exhibit
99.1	Press release issued by Vector Group Ltd. on January 11, 2021, announcing the commencement of the Notes offering.
99.2	Investor presentation of Vector Group Ltd. dated January 2021 (furnished pursuant to Regulation FD).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ James B. Kirkland III
James B. Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer
Date: January 11, 2021